FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                            CONSECO FINANCING TRUST I
             (Exact name of registrant as specified in its charter)


                                    Delaware
                            (State of incorporation)
                                   Applied For
                                (I.R.S. Employer
                               Identification No.)

                         11825 North Pennsylvania Street
                                 Carmel, Indiana
                    (Address of principal executive offices)
                                      46032
                                   (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

                               Title of each class
                               to be so registered

   % Trust Originated Preferred Securities SM ("TOPrS SM") (Liquidation amount $25 per Preferred Security) (together with the rights of holders of the Preferred Securities under the Trust Guarantee and back-up undertakings, consisting of obligations of Conseco, Inc. as set forth in the Declaration of Trust (including the obligation to pay expenses of Conseco Financing Trust I), the Indenture and any applicable supplemental indentures thereto, and the Debt Securities issued to Conseco Financing Trust I)


                         Name of each exchange on which
                         each class is to be registered

New York Stock Exchange, Inc.

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

         Securities to be registered pursuant to Section 12(g) of the Act:

         None

Item 1.           Description of Registrant's Securities to be Registered.

         The information included under the caption "DESCRIPTION OF THE PREFERRED SECURITIES" in the Prospectus Supplement dated October 29, 1996, filed in connection with the Registration Statement on Form S-3 (333-14991), is incorporated herein by reference. For purposes of such description, any prospectus filed by the Registrant pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated herein by reference.

Item 2.           Exhibits.

The securities described herein are to be registered on the New York Stock Exchange, on which no other securities of the Registrant are registered. Accordingly, the following exhibits, required in accordance with Part II to the Instructions as to the exhibits on Form 8-A, have been duly filed with the New York Stock Exchange:

     (a) Registrant's Registration Statement No. 333-14991 on Form S-3 as filed on October 29, 1996, and incorporated herein by this reference

     (b) Registrant's Certificate of Trust as filed as Exhibit 4.4 to Registrant's Registration Statement No. 333-14991 and incorporated herein by this reference

     (c) Registrant's Declaration of Trust filed as Exhibit 4.5 to Registrant's Registration Statement No. 333-14991, which will be amended by the Amended and Restated Declaration of Trust the form of which was filed as Exhibit 4.10 to Registrant's Registration Statement No. 333-14991, each of which are incorporated herein by this reference

     (d)    Form of Preferred Security

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, this 6th day of November, 1996.

                                           CONSECO FINANCING TRUST I



                                            By:/s/LAWRENCE W. INLOW
                                               -----------------------------
                                               Lawrence W. Inlow, as Regular
                                                 Trustee




                                            By:/s/ROLLIN M. DICK
                                               -----------------------------
                                               Rollin M. Dick, as Regular
                                                Trustee

SM "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co., Inc.

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